TO BE EFFECTIVE MAY 1, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                     STRONG CONSERVATIVE EQUITY FUNDS, INC.

         The undersigned Vice President and Assistant Secretary of Strong Conservative Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Common Stock of the Strong Blue Chip 100 Fund as the Strong Blue Chip Fund, and to redesignate the Corporation's shares of Common Stock of the Strong American Utilities Fund and Strong Energy Fund as the Investor series of the Strong American Utilities Fund and Strong Energy Fund, respectively, and to remove the name and address of the initial registered agent and office, as indicted below.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

         `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                                SERIES            AUTHORIZED NUMBER OF SHARES

Strong Advisor U.S. Value Fund                       Class A                    Indefinite
                                                     Class B                    Indefinite
                                                     Class C                    Indefinite
                                                     Class L                    Indefinite
                                                     Class Z                    Indefinite
Strong American Utilities Fund                       Investor                   Indefinite
Strong Blue Chip Fund                                Investor                   Indefinite
                                                     Advisor                    Indefinite
Strong Growth and Income Fund                        Investor                   Indefinite
                                                     Advisor                    Indefinite
                                                     Institutional              Indefinite
Strong Energy Fund                                   Investor                   Indefinite'

         Article VIII of the Articles is deleted in its entirety."

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on April 5, 2001 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 6th day of April, 2001.


                                       STRONG CONSERVATIVE EQUITY
                                       FUNDS, INC.


                                       By: /s/ Cathleen A. Ebacher
                                       ----------------------------------------
                                       Cathleen A. Ebacher, Vice President and
                                       Assistant Secretary


This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051